UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                November 22, 1999



                            THE LEATHER FACTORY, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                      1-12368               75-2543540
(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)






                            3847 East Loop 820 South
                             Fort Worth, Texas 76119
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (817) 496-4414





                               Page 1 of 6 Pages

ITEM 5.  Other Events.
         -------------

General
-------

On November 22, 1999, The Leather Factory, Inc. and subsidiaries (the "Company") entered into a Credit and Security Agreement with Wells Fargo Business Credit, Inc. ("Wells Fargo"), pursuant to which Wells Fargo agreed to provide a credit facility of up to $8,650,000 in debt (the "Debt Facility"). The Debt Facility has a three-year term and is secured by all of the assets of the Company.

Proceeds of the closing of the Debt Facility in the amount of $6,979,828 were used to pay all amounts due and owing by the Company pursuant to the Second Restated Loan Agreement, as amended, by and between the Company and FINOVA Capital Corporation ("FINOVA") and the subordinated debenture by and between the Company and The Schlinger Foundation ("Schlinger"). The Company's revolving line of credit and term loan facilities with FINOVA in the principal amounts of $4,721,925 and $1,171,667, respectively, were satisfied in their entirety, as well as the subordinated debenture with Schlinger of $1,000,000. Moreover, at closing, the Company paid $50,403 to FINOVA for accrued interest and fees on the revolving line of credit and $10,833 to Schlinger for accrued interest on the subordinated debenture. The Company used the remaining proceeds in the amount of $25,000 to pay certain closing and financing costs. The principal terms and conditions of the Debt Facility are described below.

Terms of Debt
-------------

Loan Amounts. The Debt Facility consists of a revolving line of credit ("Revolving Credit Loan") in the maximum amount of $8,500,000 and a term loan in the principal amount of $150,000 ("Term Loan"). Key provisions of these loans are summarized in the table below and in the following text:

                          Balance at   Annual Rate    Principal
       Facility             Closing    of Interest1   Payments2     Maturity
----------------------   -----------   ------------   -----------   --------
Revolving Credit Loan3   $ 6,829,828   Prime +1/2%    At Maturity   11-30-02
Term Loan                $   150,000   Prime +1/2%    $30,000/mo4    5-01-00


Fees. In addition to monthly interest, the Company will pay to Wells Fargo a maximum administration fee of $2,000 per month, letter of credit issuance fees calculated at an annual rate of 2.0% of the aggregate outstanding balance, and a 0.5% unused line fee on the Revolving Credit Loan. The Company has also incurred an origination fee of $25,000 and other closing costs in the amount of $30,000 due to the closing of the Debt Facility.
--------------
1 All accrued interest is payable monthly in arrears. Interest is computed based on the prime rate announced from time to time by Wells Fargo Bank, N.A.

2 The Revolving Credit Loan or the Term Loan may be prepaid in part. In the event any or all of these loans are prepaid in full prior to November 30, 2000, a termination fee equal to 3% of the amount prepaid would be incurred and paid to Wells Fargo as part of the prepayment. This fee is reduced to 2% and 1% if prepaid before November 30, 2001 and November 30, 2002 respectively. The Company would not incur this prepayment penalty due to the payoff of the Term Loan at the maturity date stated herein above.

3 Total borrowings under the Revolving Credit Loan cannot exceed the lesser of: (i) $8,500,000 less the aggregate undrawn face amount of all letters of credit issued by the Company and (ii) the sum of a certain percentage of trade accounts receivable plus an amount not to exceed the lesser of a certain percentage of inventory or an inventory cap. The inventory cap is $5,000,000 at closing and continues through January 31, 2000. The inventory cap is adjusted to $5,300,000 for the period beginning February 1, 2000 and ending August 31, 2000. From September 2000 until maturity, the cap is $4,500,000. Total availability calculated under the Debt Facility as of the date of closing is $7,114,064.

4    Monthly principal payments begin January 1, 2000.

                               Page 2 of 6 Pages



Covenants. The terms of the Debt Facility also contain certain covenants, such as requiring the Company to: (i) maintain certain financial ratios; (ii) pay all federal, state and local income and property taxes when due; (iii) provide Wells
Fargo with timely information and reports; (iv) promptly notify Wells Fargo of the violation of any law, rule, regulation, the non-compliance of which could materially and adversely affect the Company's business or financial condition;
and (v) limit capital expenditures to $550,000 in the aggregate for the fiscal year ending December 31, 1999 and $500,000 for fiscal years thereafter. The
Company's financial maintenance covenants include the following:

    End of Each Month         Minimum Debt Service                 Minimum Book             Minimum Net
        Or Period               Coverage Ratio1                     Net Worth2                Income3
--------------------------    --------------------     ----------------------------------   -----------
November 30, 1999                     N/A                          $8,450,000                  N/A

Year Ending                           N/A                          $8,500,000                  $275,000
December 31, 1999

January 1, 2000 through           0.6 to 1.0           Greater of (i) $50,000 less than        $(50,000)
March 30, 2000                                             actual Book Net Worth on
                                                             December 31, 1999 or
                                                              (ii) $8,450,000

March 31, 2000 through            0.7 to 1.0             Greater of (i) actual Book Net              $0
June 29, 2000                                            Worth on December 31, 1999 or
                                                              (ii) $8,500,000

June 30, 2000 through             0.8 to 1.0           Greater of (i) $125,000 more than       $125,000
September 29, 2000                                         actual Book Net Worth on
                                                             December 31, 1999 or
                                                              (ii) $8,625,000

September 30, 2000 through        1.0 to 1.0           Greater of (i) $250,000 more than       $250,000
December 30, 2000                                          actual Book Net Worth on
                                                             December 31, 1999 or
                                                              (ii) $8,750,000

Year Ending                       1.2 to 1.0           Greater of (i) $500,000 more than       $500,000
December 31, 2000                                          actual Book Net Worth on
                                                             December 31, 1999 or
                                                              (ii) $9,000,000


--------------
1 "Debt Service Coverage Ratio" means the ratio of (i) the sum of (A) Net Income, (B) depreciation and amortization minus (C) Capital Expenditures to
     (ii) the sum of (A) Current Maturities of Long Term Debt each determined on a consolidated basis in accordance with GAAP.

2    "Book  Net  Worth"  means  the   aggregate  of  the  common  and  preferred
     stockholders' equity in the Borrower, determined in accordance with GAAP and on a consolidated basis.

3 "Net Income" means fiscal year-to-date after-tax net income from continuing operations as determined in accordance with GAAP.

                               Page 3 of 6 Pages

Other covenants prohibit the Company from incurring indebtedness except as permitted by the terms of the Debt Facility, from declaring or paying cash dividends upon any of its stock and from entering into any new business or engaging in any business materially different from that in which the Company is presently engaged.

New Covenants. On or before December 31, 2000, the Company and Wells Fargo shall agree on new financial covenant levels for periods ending after such date.

Letters of Credit. The Debt Facility provides that the Company may request Wells Fargo, in its discretion, to arrange for letters of credit to be issued for the benefit of the Company.

Events of Default. Events of Default include any one or more of several events, including, but not limited to: (i) the failure by the Company to pay when due and payable any portion of the amounts to be paid pursuant to the terms of the Debt Facility; (ii) any material adverse change that occurs in the Company's business or financial condition; and (iii) any representation or warranty made or deemed to be made by the Company in any document or report made or delivered to Wells Fargo that proves to have been incorrect in any material respect.

Other Collateral. The Company and Wells Fargo also entered into a Copyright Security Agreement (the "Copyright Security Agreement"). The Copyright Security Agreement created security interests on the Company's copyrights securing payment of the Debt Facility. Upon the payment and performance in full of the Company's obligations under the Debt Facility, the liens and security interests shall be released.

Guarantees. Full and prompt payment of all obligations under the Debt Facility has been personally guaranteed by Mr. Wray Thompson, Chairman of the Board, President, and Chief Executive Officer; by Mr. Ronald C. Morgan, Executive Vice President, Chief Operating Officer, and Director; and by Mrs. Robin L. Morgan, Vice President Administration, Assistant Secretary, and Director. The Debt Facility provides that the above guarantors will maintain a minimum combined ownership of stock in the Company of fifty-one percent (51%). As of November 22, 1999, the above guarantors owned 6,174,663 shares, or sixty-two and sixty-seven one hundredths percent (62.67%), of the Company's outstanding capital stock.

ITEM 7.  Financial Statements and Exhibits.
         ----------------------------------

(a)  Financial Statements
     --------------------

None

(b)  Pro Forma Financial Information
     -------------------------------

None

(c)  Exhibits
     --------

A list of exhibits required to be filed as part of this report is set forth in the Exhibit Index, which immediately precedes such exhibits, and is incorporated herein by reference.





                               Page 4 of 6 Pages

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE LEATHER FACTORY, INC.


                                             BY: /s/ Wray Thompson
                                             ----------------------------------
                                             Wray Thompson
                                             Chairman of the Board, President,
                                             Chief Executive Officer, and Chief
                                             Accounting Officer



Date: December 15, 1999






















                               Page 5 of 6 Pages

                   THE LEATHER FACTORY, INC. AND SUBSIDIARIES
                                  EXHIBIT INDEX


Exhibit Number                              Description
--------------                              -----------

     4.1 Credit and Security Agreement dated November 22, 1999, by and between The Leather Factory, Inc., a Delaware corporation, The Leather Factory, Inc., a Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., and Hi-Line Leather & Manufacturing Company and Wells Fargo Business Credit, Inc.

     4.2 Revolving Note (Revolving Credit Loan) dated November 22, 1999, in the principal amount of $8,500,000, payable to the order of Wells Fargo Business Credit, Inc., which matures November 30, 2002.

     4.3 Term Note dated November 22, 1999, in the principal amount of $150,000, payable to the order of Wells Fargo Business Credit, Inc., which matures May 1, 2000.

     4.4 Copyright Security Agreement dated November 22, 1999, by and between The Leather Factory, Inc., a Delaware corporation, The Leather Factory, Inc., a Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation, and Hi-Line Leather & Manufacturing Company, a California corporation, and Wells Fargo Business Credit, Inc.













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